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                                  EXHIBIT 12.1

                               DEX MEDIA WEST LLC

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                         DEX MEDIA                                DEX MEDIA
                                                                          WEST LLC                                 WEST LLC
                                        DEX WEST HISTORICAL              PRO FORMA      DEX WEST HISTORICAL       PRO FORMA
                            ------------------------------------------   ---------    -----------------------   -------------
                                                                                                     PERIOD
                                                                                                      FROM
                                                                                      NINE MONTHS   JANUARY 1
                                                                         YEAR ENDED      ENDED         TO        NINE MONTHS
                                                                          DECEMBER     SEPTEMBER    SEPTEMBER       ENDED
                                      YEAR ENDED DECEMBER 31,                31,          30,          9,       SEPTEMBER 30,
                            ------------------------------------------   ----------   -----------   ---------   -------------
(DOLLARS IN MILLIONS)        1998     1999     2000     2001     2002       2002          2002         2003         2003
---------------------       -------  ------   ------   ------   ------   ----------   -----------   ---------   -------------
Income before income taxes  $  357   $ 217    $ 280    $ 330    $ 365      $  48        $ 277         $ 243        $  27
Interest expense                 1     187      182      166      145        215          107           114          160
Interest factor on
  rentals(a)                     2       3        3        3        2          2            2             2            2
                            ------   -----    -----    -----    -----      -----        -----         -----        -----
Earnings available for
  fixed charges             $  360   $ 407    $ 465    $ 499    $ 512      $ 265        $ 386         $ 359        $ 189
                            ======   =====    =====    =====    =====      =====        =====         =====        =====

Interest expense            $    1   $ 187    $ 182    $ 166    $ 145      $ 215        $ 107         $ 114        $ 160
Interest factor on
  rentals(a)                     2       3        3        3        2          2            2             2            2
                            ------   -----    -----    -----    -----      -----        -----         -----        -----
Fixed charges               $    3   $ 190    $ 185    $ 169    $ 147      $ 217        $ 109         $ 116        $ 162
                            ======   =====    =====    =====    =====      =====        =====         =====        =====

Ratio of earnings to fixed
  charges                    120.0x    2.1x     2.5x     3.0x     3.5x       1.2x         3.5x          3.1x         1.2x
                            ======   =====    =====    =====    =====      =====        =====         =====        =====

The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings include pre-tax income from continuing operations and fixed charges include interest, whether expensed or capitalized, and an estimate of interest within rental expense.

(a) The Company uses one-third of rental expense as an estimation of the interest factor on its rental expense.

                      RATIO OF TOTAL DEBT TO OWNER'S EQUITY

(dollars in millions)                       AS OF SEPTEMBER 30, 2003
                                            ------------------------
Total Debt                                           $3,298
Owner's Equity                                       $1,081
Ratio of Total Debt to Owner's Equity                   3.1

The ratio of total debt to owner's equity is computed by dividing total debt by owner's equity.